UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
_____________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 11, 2020
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(See definition of “large accelerated filer," "accelerated filer," "smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   ☐  Yes    ☒  No
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	KW	NYSE
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Kennedy-Wilson Holdings, Inc.’s (the “Company”) 2020 annual stockholder meeting was held on June 11, 2020. As of the record date for the meeting, the Company had 155,545,104 shares of common stock issued and outstanding or underlying the Company’s outstanding preferred stock, each of which is entitled to one vote.
All of the nominees for director listed in proposal 1 of the proxy statement were elected as follows:

Name	For	Against	Abstain	Broker Non-Votes
Todd Boehly	135,502,866	3,099,440	34,957	4,877,875
David Minella	132,825,598	5,783,313	28,352	4,877,875
Mary Ricks	135,238,649	3,375,671	22,943	4,877,875
Sanaz Zaimi	135,612,603	2,993,204	31,456	4,877,875

Proposal 2 of the proxy statement, the vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers (commonly referred to as a “say-on-pay” vote), was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
135,814,081	2,714,289	108,893	4,877,875

Proposal 3 of the proxy statement, the ratification of the selection of KPMG LLP as the Company’s independent registered public accountants for its fiscal year ending December 31, 2020, was approved by the following votes:

For	Against	Abstain
142,978,084	528,053	9,001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: June 12, 2020